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                                                                    Exhibit 21.1

          SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2003 *

Organization                                                    Jurisdiction
------------                                                    ------------
Atlantic Automotive Components, L.L.C.                          Michigan, U.S.A.
Visteon Climate Control Systems Limited                         Delaware, U.S.A.
Visteon Domestic Holdings, LLC                                  Delaware, U.S.A.
   Halla Climate Systems Alabama Corp.                          Delaware, U.S.A.
   LTD Parts, Incorporated                                      Tennessee, U.S.A.
   Visteon Technologies, LLC                                    Delaware, U.S.A.
Visteon Export Services, Inc.                                   Barbados
Visteon Global Technologies, Inc.                               Delaware, U.S.A.
   Visteon Holdings GmbH                                        Germany
      Visteon Deutschland GmbH                                  Germany
Infinitive Speech Systems Corp.                                 Delaware, U.S.A.
   Infinitive Speech Systems, U.K.                              England
VC Regional Assembly & Manufacturing                            Delaware, U.S.A.
Visteon International Holdings, Inc.                            Delaware, U.S.A.
   Autopal s.r.o.                                               Czech Republic
   Brasil Holdings Ltda                                         Brazil
      Visteon Sistemas Automotivos Ltda.                        Brazil
   Duck Yang Industy Co., Ltd                                   Korea
   Halla Climate Control Corporation                            Korea
   Visteon International Trading (Shanghai) Co., Ltd            China
   Jiangxi Fuchang Climate Systems, Ltd.                        China
   Visteon Climate Control (Beijing) Co. Ltd.                   China
   Visteon Amazonas Ltda.                                       Brazil
   Visteon Ardennes Industries SAS                              France
   Visteon S.A.                                                 Argentina
   Visteon Asia Holdings, Inc.                                  Delaware, U.S.A.
   Visteon Japan, Ltd                                           Japan
   Visteon Automotive Holdings, LLC                             Delaware, U.S.A.
      Grupo Visteon, S.de R.L. de C.V.                          Mexico
         Aeropuerto Sistemas Automotrices S.de R.L de C.V.      Mexico
         Altec Electronica Chihuahua S.A. de C.V.               Mexico
         Autovidrio S.A. de C.V.                                Mexico
         Carplastic S.A. de C.V.                                Mexico
         Climate Systems Mexicana, S.A. de C.V.                 Mexico
         Coclisa S.A. de C.V.                                   Mexico
         Lamosa S.A. de C.V.                                    Mexico
   Visteon Automotive Systems India Private Limited             India
   Visteon Powertrain Control Systems India PL                  India
   Climate Systems India Limited                                India
   Visteon Canada, Inc.                                         Canada
   Halla Climate Control Canada Inc.                            Canada
   Halla Climate Control (Portugal) Ar Condicinado, LDA         Portugal
   Visteon Caribbean, Inc.                                      Puerto Rico
   Visteon European Holdings Corporation                        Delaware, U.S.A.
      Visteon Holdings Espana SI                                Spain
         Cadiz Electronica, S.A.                                Spain
      Visteon Sistemas Interiors Espana, S.L.                   Spain
      Visteon Holdings France SAS                               France
         Visteon Holdings Italia, s.r.l.                        Italy
               Visteon Interior Systems Italia SpA              Italy
         Visteon Interior Holdings France SAS                   France
               Visteon Systemes Interieur France, SA            France
                  Reydel Limited                                United Kingdom
   Visteon Hungary Kft                                          Hungary
   Visteon-Nichirin Czech s.r.o                                 Czech Republic
   Visteon Philippines, Inc.                                    Philippines
   Visteon Poland S.A.                                          Poland
   Visteon Portugesa, Ltd.                                      Bermuda
   Visteon South Africa Pty. Ltd.                               South Africa
   Visteon (Thailand) Co., Ltd.                                 Thailand
   Halla Climate Control (Thailand) Company Limited             Thailand
   Visteon UK Limited                                           England
Visteon Global Treasury, Inc.                                   Delaware, U.S.A.
Visteon LA Holdings Corp.                                       Delaware, U.S.A.
Visteon International Business Development, Inc.                Delaware, U.S.A.

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
Visteon Systems, LLC                                            Delaware, U.S.A.
   Visteon AC Holdings Corp.                                    Delaware, U.S.A.

  9   Other U.S. Subsidiaries
 10   Other Non-U.S. Subsidiaries
* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.